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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30/Amendment No. 243 to Registration Statement Nos. 333-54358/811-05200 on Form N-4 of our report dated March 29, 2012, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of MetLife Investors Variable Annuity Account One, our report dated April 13, 2012, relating to the financial statements of MetLife Investors Insurance Company, and our report dated April 5, 2012, relating to the consolidated financial statements of General American Life Insurance Company and subsidiaries, all appearing in the Statement of Additional Information in Post-Effective Amendment No. 29/Amendment No. 241 to Registration Statement Nos. 333-54358/811-05200 on Form N-4 of MetLife Investors Variable Annuity Account One and to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
June 1, 2012